UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2012

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)
400 N. Sam Houston Parkway E., Suite 400 Houston, Texas (Address of principal executive offices)	281-618-0400 (Registrant’s telephone number, including area code)	77060 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01  Entry into a Material Definitive Agreement

Helix Energy Solutions Group, Inc., a Minnesota corporation (“Helix”), as borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer and the lenders party to the Credit Agreement (as defined below) have entered into Amendment No. 5 to the Credit Agreement dated as of November 11, 2011 (the “Fifth Amendment”) which amends the existing Credit Agreement dated as of July 3, 2006, as amended.  The Fifth Amendment was executed and delivered on March 7, 2012 to allow for Helix to enter into a new indenture governing the 3.25% Convertible Senior Notes due 2032 (the "2032 Notes”).

The description of the Fifth Amendment contained in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amendment, incorporated herein by reference from Exhibit 4.1 hereof.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Fifth Amendment described above under Item 1.01 is incorporated in this Item 2.03 by reference.  A copy of the Fifth Amendment is filed as Exhibit 4.1 to this Form 8-K and is incorporated in this Item 2.03 by reference.

Item 7.01  Regulation FD Disclosure

On March 7, 2012, Helix issued a press release announcing the pricing of the transaction described in Item 8.01 below, a copy of which is attached as Exhibit 99.1 hereto.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, unless Helix specifically states that the information is considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Item 8.01 Other Events

On March 7, 2012, Helix entered into an Underwriting Agreement with Raymond James & Associates, Inc. (“the Underwriter”) relating to the public offering of its $200 million aggregate principal amounts of the 2032 Notes. The 2032 Notes will mature on March 15, 2032.  Closing of the issuance of the 2032 Notes is scheduled for March 12, 2012. The 2032 Notes have been registered under the Securities Act, pursuant to Helix’s Registration Statement on Form S-3 (File No 333-179937) (the “Registration Statement”), as supplemented by the preliminary prospectus supplement, dated March 6, 2012 relating to the 2032 Notes, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act.

The Underwriting Agreement provides that the obligations of the Underwriter to purchase the 2032 Notes are subject to approval of certain legal matters by counsel to the Underwriter and other customary conditions. The Underwriter is obligated to purchase all of the 2032 Notes if they purchase any of the 2032 Notes. The Underwriting Agreement contains customary representations, warranties and agreements and customary conditions to closing.   Additionally, Helix has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriter may be required to make because of any of those liabilities.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Helix intends to use the net proceeds from the offering to repurchase and retire $110.7 million of its existing $300 million principal amount of 3.25% Convertible Senior Notes due 2025 in separate, privately negotiated transactions, and for other general corporate purposes, including  the repayment of other indebtedness.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

Number                  Description

1.1	Underwriting Agreement dated March 7, 2012 between Helix Energy Solutions Group, Inc. and Raymond & James Associates, Inc.

4.1
Amendment No. 5 to Credit Agreement dated as of November 11, 2011 by and among Helix Energy Solutions Group, Inc., as borrower, Bank of America, N.A., as administrative agent, and the lenders named thereto.

99.1
Press Release dated March 7, 2012 announcing the pricing of 3.25% Convertible Senior Notes due 2032 and commitments to repurchase $110.7 million of Helix’s existing 3.25% Convertible Senior Notes due 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           March 7, 2012

                   HELIX ENERGY SOLUTIONS GROUP, INC.

                       By:      /s/ Lloyd Hajdik
                   Lloyd Hajdik
                        Senior Vice President - Finance and
                                           Chief Accounting Officer

Index to Exhibits

Exhibit No.                Description

1.1	Underwriting Agreement dated March 7, 2012 between Helix Energy Solutions Group, Inc. and Raymond & James Associates, Inc.

4.1
Amendment No. 5 to Credit Agreement dated as of November 11, 2011 by and among Helix Energy Solutions Group, Inc., as borrower, Bank of America, N.A., as administrative agent, and the lenders named thereto.

99.1
Press Release dated March 7, 2012 announcing the pricing of 3.25% Convertible Senior Notes due 2032 and commitments to repurchase $110.7 million of Helix’s existing 3.25% Convertible Senior Notes due 2025.